Exhibit 24.3

       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears immediately below constitutes and appoints Vernon G. Baker, II, and Barbara G. Novak, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in the capacities and for the entities indicated on the Schedule hereto relating to such person, to sign the Amendment to Registration Statement on Form S-3 (Registration Statement No. 333-179405) of Meritor, Inc. and certain subsidiary guarantors (the “Subsidiary Guarantors”), relating to the shelf registration of securities of Meritor and the Subsidiary Guarantors as approved by resolutions adopted by the Boards of Directors of Meritor and the Subsidiary Guarantors, and any and all further amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Meritor and the Subsidiary Guarantors to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Carl D. Anderson, II	See Schedule A	November 15, 2012
Carl D. Anderson, II

/s/ Paul Bialy	See Schedule B	November 15, 2012
Paul Bialy

/s/ John A. Crable	See Schedule C	November 15, 2012
John A. Crable

/s/ Scott McGregor	See Schedule D	November 12, 2012
Scott McGregor

/s/ Kevin Nowlan	See Schedule E	November 15, 2012
Kevin Nowlan

/s/ Craig Schmitter	See Schedule F	November 15, 2012
Craig Schmitter

/s/ Hans-Michael Stracke	See Schedule G	November 15, 2012
Hans-Michael Stracke

/s/ Pedro Ferro	See Schedule H	November 15, 2012
Pedro Ferro

Schedule A - Carl D. Anderson, II

Company Name	Title
Arvin Cayman Islands, Ltd.	Vice President and Treasurer and Director
Meritor Management Corp.	Vice President and Treasurer
Arvin International Holdings, LLC	Vice President and Treasurer
Arvin Replacement Products Finance, LLC	Vice President and Treasurer
Arvin Technologies, Inc.	Vice President and Treasurer
ArvinMeritor Assembly, LLC	Vice President and Treasurer
ArvinMeritor Brake Holdings, LLC	Vice President and Treasurer
ArvinMeritor Filters Holding Co., LLC	Vice President and Treasurer
ArvinMeritor Filters Operating Co., LLC	Vice President and Treasurer
ArvinMeritor Holdings, LLC	Vice President and Treasurer
ArvinMeritor Holdings Mexico, LLC	Vice President and Treasurer
ArvinMeritor, Inc.	Vice President and Treasurer
ArvinMeritor Investments, LLC	Vice President and Treasurer
ArvinMeritor OE, LLC	Vice President and Treasurer
ArvinMeritor Technology, LLC	Vice President and Treasurer
Arvinyl West, Inc.	Vice President and Treasurer
AVM, Inc.	Vice President and Treasurer
Euclid Industries, LLC	Vice President and Treasurer
Gabriel Europe, Inc.	Vice President and Treasurer
Maremont Corporation	Vice President and Treasurer
Maremont Exhaust Products, Inc.	Vice President and Treasurer
Meritor Aftermarket USA, LLC	Vice President and Treasurer
Meritor Cayman Islands, Ltd.	Vice President and Treasurer
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Vice President and Treasurer
Meritor Heavy Vehicle Systems, LLC	Vice President and Treasurer
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Vice President and Treasurer
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Vice President and Treasurer
Meritor, Inc., a Nevada Corporation	Vice President and Treasurer
Meritor Technology, LLC	Vice President and Treasurer
Meritor Transmission Corporation	Vice President and Treasurer

Schedule B - Paul Bialy

Company Name	Title
Meritor Management Corp.	Director
Arvin Replacement Products Finance, LLC	Director
Arvin Technologies, Inc.	Director
ArvinMeritor Assembly, LLC	Director
ArvinMeritor Brake Holdings, LLC	Director
ArvinMeritor Filters Holding Co., LLC	Director
ArvinMeritor Filters Operating Co., LLC	Director
ArvinMeritor Holdings, LLC	Director
ArvinMeritor Holdings Mexico, LLC	Director
ArvinMeritor, Inc.	Director
ArvinMeritor Investments, LLC	Director
ArvinMeritor OE, LLC	Director
ArvinMeritor Technology, LLC	Director
Arvinyl West, Inc.	Director
AVM, Inc.	Director
Euclid Industries, LLC	Director
Gabriel Europe, Inc.	Director
Maremont Corporation	Director
Maremont Exhaust Products, Inc.	Director
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Director
Meritor, Inc., a Nevada Corporation	Director
Meritor Technology, LLC	Director
Meritor Transmission Corporation	Director

Schedule C - John A. Crable

Company Name	Title
Arvin Holdings Netherlands B.V.	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director and Authorized U.S. Representative
Meritor Cayman Islands, Ltd.	President, Secretary and Director

Schedule D - Scott McGregor

Company Name	Title
Arvinmeritor Sweden AB	Principal Financial Officer and Director

Schedule E - Kevin Nowlan

Company Name	Title
Arvin Cayman Islands, Ltd.	Director
Arvinmeritor Sweden AB	Principal Executive and Accounting Officer and Director

Meritor Cayman Islands, Ltd.	Vice President, Controller and Director

Schedule F - Craig Schmitter

Company Name	Title
Arvin Cayman Islands, Ltd.	Director
Arvinmeritor Sweden AB	Director
Meritor Cayman Islands, Ltd.	Director

Schedule G - Hans-Michael Stracke

Company Name	Title
Arvinmeritor Sweden AB	Chairman and Director

Schedule H - Pedro Ferro

Company Name	Title
Meritor Aftermarket USA, LLC	President and Director